Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

BGM Group Limited:

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-282998),  Form F-3 (File No. 333-278591) and Form S-8 (File No. 333-278592), and consent to the inclusion in foregoing Form 20-F (File No. 001-38773) with SEC of BGM Group Limited (formerly known as Qilian International Holding Group Ltd.) and its affiliated entities (collectively, the “Company”) of our report dated February 15, 2024, relating to our audits of the consolidated balance sheet as of September 30, 2023, and the related consolidated statements of operations and comprehensive (loss) income, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2023, and the related notes (collectively referred to as the “consolidated financial statements”).

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

January 27, 2025

999 18th Street, Suite 3000, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us